Exhibit 99.2
1 Third Quarter 2009 Results Supplemental Information November 3, 2009

2 "Safe Harbor" Statement Caution Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of those words and other comparable words. We wish to take advantage of "safe harbor" provided for by the Private Securities Litigation Reform Act of 1995 and we caution you that actual events or results may differ materially from the expectations we express in our forward-looking statements as a result of various risks and uncertainties, many of which are beyond our control. Factors that could cause our actual results to differ materially from these forward-looking statements, include: (1) changes in laws and regulations, (2) changes in the competitive environment, (3) changes in technology, (4) franchise related matters, (5) market conditions that may adversely affect the availability of debt and equity financing for working capital, capital expenditures or other purposes, (6) demand for the programming content we distribute or continued access to programming content, (7) general economic conditions, and (8) other risks described from time to time in reports and other documents we file with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures. Definitions and reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's Web site at www.rcn.com.

3 Q309 Highlights Revenue +3%; EBITDA +12% Y-o-Y Positive Free Cash Flow: $29M YTD RCN Metro accelerating contribution Continue to invest in broadband infrastructure and product enhancements: Analog Crush TiVo DOCSIS 3.0 Colo / Data Center expansion Low latency routes Revenue & EBITDA EBITDA Mix ($ in millions) Note: Totals may not add due to rounding YTD 3Q08 YTD 3Q09

4 Residential / SMB Update Customers RGUs (Customers and RGUs in 000s) Note: Totals may not add due to rounding Expansive Fiber / Coax network reaching 1.4M marketable homes ~31% customer penetration Largest MSO in the country to be 100% digital Continued performance in key metrics DOCSIS 3.0 services go live in Q4 for New York and Boston SMB customers

5 RCN Metro Update Revenue +11%; EBITDA +21% Y-o-Y EBITDA margin up ~300 bps to 34% Selected as Extranet provider for Chicago Board Option Exchange (CBOE) Building low latency ring for Financial Services firms in data-center rich Northern NJ / NY Received Atlantic-ACM customer satisfaction survey awards

6 Consolidated Results Revenue ($ in millions) EBITDA +3% Y-o-Y +12% Y-o-Y Note: Totals may not add due to rounding. EBITDA Margin Capex

7 Residential / SMB Results Revenue ($ in millions) EBITDA Note: Totals may not add due to rounding. EBITDA Margin Capex

8 Revenue RCN Metro Results ($ in millions) EBITDA Note: Totals may not add due to rounding. EBITDA Margin Capex

9 Liquidity / Debt Position Free Cash Flow Cash & Short-Term Investments Leverage Ratios Debt Maturity Profile (1) Calculated on a trailing 12 months basis, pro forma for NEON Note: Totals may not add due to rounding. ($ in millions) (1)